Exhibit 5.1

April 28, 2022

Helmerich & Payne, Inc.
Helmerich & Payne International Drilling Co.
1437 South Boulder Avenue, Suite 1400
Tulsa, Oklahoma 74119

Re:	Helmerich & Payne, Inc. and Helmerich & Payne International Drilling Co. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Helmerich & Payne, Inc., a Delaware corporation (the “Company”), and its wholly owned subsidiary, Helmerich & Payne International Drilling Co. (the “Subsidiary”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of:

(i)	shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”);

(ii)	shares of the Company’s preferred stock (the “Preferred Stock”);

(iii)	warrants for the purchase of Common Stock, Preferred Stock and Debt Securities (as defined below) (the “Warrants”);

(iv)	rights for the purchase of Common Stock (the “Rights”);

(v)	units of the Company comprised of any combination of Common Stock, Preferred Stock, Warrants, Rights, Debt Securities or Debt Securities Guarantees (as defined below) or any combination thereof (the “Units”);

(vi)	the Company’s unsecured debt securities, which may either be senior debt securities (the “H&P Senior Debt Securities”), senior subordinated debt securities (the “H&P Senior Subordinated Debt Securities”) or subordinated debt securities (the “H&P Subordinated Debt Securities” and, collectively with the Senior Debt Securities and the Senior Subordinated Debt Securities, the “H&P Debt Securities”);

(vii)	the Subsidiary’s unsecured debt securities, which may either be senior debt securities (the “HPIDC Senior Debt Securities”), senior subordinated debt securities (the “HPIDC Senior Subordinated Debt Securities”) or subordinated debt securities (the “HPIDC Subordinated Debt Securities” and, collectively with the HPIDC Senior Debt Securities and the HPIDC Senior Subordinated Debt Securities, the “HPIDC Debt Securities”);

Helmerich & Payne, Inc.
April 28, 2022

(viii)	guarantees of the H&P Debt Securities (the “H&P Debt Securities Guarantees”); and

(ix)	guarantees of the HPIDC Debt Securities (the “HPIDC Debt Securities Guarantees” and, together with the H&P Debt Securities Guarantees, the “Debt Securities Guarantees”).

The Common Stock, Preferred Stock, Warrants, Rights, Units, Debt Securities, and Debt Securities Guarantees, are collectively referred to herein as the “Securities.”

The H&P Senior Debt Securities are to be issued under an indenture entered into among the Company, the Subsidiary and Wells Fargo Bank, National Association (the “Trust Company”), as trustee (the “H&P Senior Debt Indenture”). The H&P Senior Subordinated Debt Securities are to be issued under an indenture to be entered into among the Company, the Subsidiary and Computershare Trust Company, N.A., as successor trustee to the Trust Company, as original trustee (the “H&P Senior Subordinated Debt Indenture”). The H&P Subordinated Debt Securities are to be issued under an indenture to be entered into among the Company, the Subsidiary and the Trust Company, as trustee (the “H&P Subordinated Debt Indenture,” and together with the H&P Senior Debt Indenture and the H&P Senior Subordinated Debt Indenture, the “H&P Debt Indentures”).

The HPIDC Senior Debt Securities are to be issued under an indenture entered into among the Subsidiary, the Company, as parent guarantor, and the Trust Company, as trustee (the “H&P Senior Debt Indenture”). The HPIDC Senior Subordinated Debt Securities are to be issued under an indenture to be entered into among the Subsidiary, the Company, as parent guarantor, and Computershare Trust Company, N.A., as successor trustee to the Trust Company, as original trustee (the “H&P Senior Subordinated Debt Indenture”). The Subordinated Debt Securities are to be issued under an indenture to be entered into among the Subsidiary, the Company, as parent guarantor, and the Trust Company, as trustee (the “H&P Subordinated Debt Indenture,” and together with the HPIDC Senior Debt Indenture and the HPIDC Senior Subordinated Debt Indenture, the “HPIDC Debt Indentures”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals of the H&P Senior Debt Indenture, the HPIDC Senior Debt Indenture, forms of the H&P Debt Securities and H&P Debt Securities Guarantees, forms of the HPIDC Debt Securities and HPIDC Debt Securities Guarantees and such other documents, corporate records, certificates of officers of the Company and the Subsidiary and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and the Subsidiary and others.

Helmerich & Payne, Inc.
April 28, 2022

We have assumed without independent investigation that:

(i)            at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

(ii)           at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with all applicable laws;

(iii)          all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;

(iv)         at the Relevant Time, all corporate or other action required to be taken by the Company or any relevant guarantor to duly authorize each proposed issuance of Securities and any related documentation (including (i) the due reservation of any shares of Common Stock or Preferred Stock for issuance upon exercise, conversion or exchange of any Securities for Common Stock or Preferred Stock (a “Convertible Security”), and (ii) the execution (in the case of certificated Securities), delivery and performance of the Securities and any related documentation referred to in paragraphs 1 through 7 below) shall have been duly completed and shall remain in full force and effect;

(v)          upon issuance of any Common Stock or Preferred Stock, including upon exercise, conversion or exchange of any Convertible Security, the total number of shares of Common Stock or Preferred Stock issued and outstanding will not exceed the total number of shares of Common Stock or Preferred Stock, as applicable, that the Company is then authorized to issue under its certificate of incorporation and other relevant documents;

(vi)          in the case of Debt Securities and Debt Securities Guarantees, at the Relevant Time, the relevant H&P Debt Indenture or HPIDC Debt Indenture shall have been duly executed and delivered by the Company and all other parties thereto and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the requisite Statement of Eligibility of the Trustee on Form T-1 shall have been properly filed with the Commission; and

(vii)        at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary corporate or other action of the Company and any relevant guarantor and duly executed and delivered by the Company or any relevant guarantor and the other parties thereto.

Helmerich & Payne, Inc.
April 28, 2022

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	With respect to shares of Common Stock, when:

a.	such shares of Common Stock have been duly executed (in the case of certificated shares) and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, or (ii) upon conversion or exercise of any Convertible Security, in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such conversion or exercise, and for any additional consideration specified therein, which consideration (including any consideration paid for such Convertible Security), on a per-share basis, shall in either event not be less than the par value of the Common Stock, and

b.	any such Convertible Security was previously validly issued and is fully paid and non-assessable (in the case of an equity Security) or is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, such shares of Common Stock will be validly issued, fully paid and non-assessable.

2.	With respect to any shares of Preferred Stock, when:

a.	the certificate of designations relating to such Preferred Stock has been duly executed and filed with the Office of the Secretary of State of the State of Delaware,

b.	such shares have been issued either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement and for the consideration therefor provided for therein or (ii) upon exercise, conversion or exchange of any Convertible Security and for any additional consideration specified in such Convertible Security or the instrument governing such Convertible Security providing for such conversion or exercise, and

c.	any such Convertible Security was previously validly issued and is fully paid and non-assessable (in the case of an equity Security) or is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.	With respect to any Warrants, when:

a.	the warrant agreement relating to such Warrants (the “Warrant Agreement”), if any, has been duly executed and delivered by the Company and each other party thereto,

b.	the terms of the Warrants have been established in accordance with the Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, and

c.	the Warrants have been duly executed (in the case of certificated Warrants) and delivered in accordance with the Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such Warrants will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Helmerich & Payne, Inc.
April 28, 2022

4.	With respect to any Units, when:

a.	the unit agreement relating to the Units (the “Unit Agreement”), if any, has been duly executed and delivered by the Company and each other party thereto,

b.	the terms of the Units have been duly established in accordance with the Unit Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, and

c.	the Units have been duly executed (in the case of certificated Units) and delivered in accordance with the Unit Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, the Units will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.	With respect to any H&P Debt Securities and related H&P Debt Securities Guarantees, when:

a.	the terms and conditions of such H&P Debt Securities and H&P Debt Securities Guarantees have been duly established by supplemental indenture or officers’ certificate in accordance with the terms and conditions of the relevant H&P Debt Indenture,

b.	any such supplemental indenture has been duly executed and delivered by the Company, the relevant guarantor and the relevant trustee (together with the relevant H&P Debt Indenture, the “H&P Indenture”), and

c.	such H&P Debt Securities and H&P Debt Securities Guarantees have been executed (in the case of certificated Debt Securities and Debt Securities Guarantees), delivered and authenticated in accordance with the terms of the applicable H&P Debt Indenture and issued and sold for the consideration set forth in the applicable definitive purchase, underwriting or similar agreement, such H&P Debt Securities will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, and related H&P Debt Securities Guarantees will be legal, valid and binding obligations of the relevant guarantor obligated thereon, enforceable against such guarantor in accordance with their respective terms.

6.	With respect to any HPIDC Debt Securities and related HPIDC Debt Securities Guarantees, when:

a.	the terms and conditions of such HPIDC Debt Securities and HPIDC Debt Securities Guarantees have been duly established by supplemental indenture or officers’ certificate in accordance with the terms and conditions of the relevant HPIDC Debt Indenture,

b.	any such supplemental indenture has been duly executed and delivered by the Subsidiary, the Company, as parent guarantor, and the relevant trustee (together with the relevant HPIDC Debt Indenture, the “HPIDC Indenture”) and

Helmerich & Payne, Inc.
April 28, 2022

c.	such HPIDC Debt Securities and HPIDC Debt Securities Guarantees have been executed (in the case of certificated Debt Securities and Debt Securities Guarantees), delivered and authenticated in accordance with the terms of the applicable HPIDC Debt Indenture and issued and sold for the consideration set forth in the applicable definitive purchase, underwriting or similar agreement, such HPIDC Debt Securities will be legal, valid and binding obligations of the Subsidiary, enforceable against the Subsidiary in accordance with their respective terms, and related HPIDC Debt Securities Guarantees will be legal, valid and binding obligations of the Company obligated thereon, enforceable against the Company in accordance with their respective terms.

7.	With respect to any Rights, when:

a.	the rights agreement relating to the Rights (the “Rights Agreement”), if any, has been duly executed and delivered by the Company and each other party thereto,

b.	the terms of the Rights have been duly established in accordance with the Rights Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, and

c.	the Rights have been duly executed (in the case of certificated Rights) and delivered in accordance with the Rights Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, the Rights will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

These opinions expressed above is subject to the following exceptions, qualifications, limitations and assumptions:

A.            We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York, the United States of America and the Delaware General Corporation Law. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we consider necessary to render the opinions contained in paragraphs 1 and 2. This opinion is limited to the effect of the current state of the laws of the United States of America and, to the limited extent set forth above, the laws of the State of Delaware and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B.            The opinions above (other than those in paragraphs 1 and 2) are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law and (iii) the provisions of: (1) Article Seven of the Certificate of Incorporation of Helmerich & Payne, Inc.; and (2) Article Eight of the Certificate of Incorporation of Helmerich & Payne International Drilling Co.

Helmerich & Payne, Inc.
April 28, 2022

C.             We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; (ii) any waiver (whether or not stated as such) under the H&P Indenture, the HPIDC Indenture or any other Document of, or any consent thereunder relating to, unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (iii) any waiver (whether or not stated as such) contained in the H&P Indenture, the HPIDC Indenture or any other Document of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (iv) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws; (v) any provision in any Document waiving the right to object to venue in any court; (vi) any agreement to submit to the jurisdiction of any Federal court; (vii) any waiver of the right to jury trial; (viii) any purported fraudulent transfer “savings” clause; or (ix) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

D.            To the extent relevant to our opinions in paragraphs 3 and 4 and not covered by our opinions in paragraphs 1, 2, 5, 6 or 7, we have assumed that any securities, currencies or commodities underlying, comprising or issuable upon exchange, conversion or exercise of any Warrants, Rights or Units are validly issued, fully paid and non-assessable (in the case of an equity security) or a legal, valid and binding obligation of the issuer thereof, enforceable against such issuer in accordance with its terms.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Helmerich & Payne, Inc.
April 28, 2022

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP